Exhibit 5.1

April 25, 2017

Uniti Group Inc.

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, AR 72211

Re:                             Registration Statement on Form S-3 (File No. 333-212046)

Ladies and Gentlemen:

We have served as Maryland counsel to Uniti Group Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of up to 19,528,302 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, to be sold by the Company in an underwritten public offering covered by the above-referenced registration statement on Form S-3, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement and the base prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act;

2.                                      The Prospectus Supplement, dated April 19, 2017, in the form in which it was transmitted to the Commission under the Securities Act;

3.                                      The Articles of Amendment and Restatement of the Company (the “Charter”), which were accepted by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as of April 10, 2015, as amended through the Articles of Amendment (changing the name of the Company) filed with the SDAT on February 22, 2017 (the foregoing, collectively, the “Charter”);

4.                                      The Amended and Restated Bylaws of the Company, which were adopted by the board of directors of Company as of April 9, 2015 and certified as of the date hereof by an officer of the Company, as amended February 27, 2017 (the “Bylaw”);

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                      the Underwriting Agreement dated April 19, 2017 (the “Underwriting Agreement”) among the Company, the Selling Stockholder and the Selling Stockholder, as representative of the several underwriters named in Schedule I thereto;

7.                                      A certified copy of certain resolutions of the board of directors of the Company relating to, among other matters, the registration, sale and issuance of the Shares and the establishment of a pricing committee (the “Pricing Committee”), certified as of the date hereof by an officer of the Company;

8.                                      A certificate executed by an officer of the Company, dated as of the date hereof; and

9.                                      Such other documents, statutes, ordinances, regulations, certificates and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified, photostatic or other copies conform to the original documents.  All Documents upon which we have relied are accurate and complete.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete and remain so as of the date of this letter.

5.                                      There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

6.                                      The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

7.                                      All signatures on the Documents submitted to us for examination are genuine.

8.                                      All representations, warranties, statements, and information contained in the Documents are accurate and correct.

9.                                      Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein.  The contents of each such certificate are accurate and complete and remain so as of the date of this letter.

10.                               None of the Shares will be issued or transferred in violation of the restrictions on transfer and ownership contained in Article Seven of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a corporation, validly existing and in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Shares has been duly authorized and, when issued and delivered by the Company in accordance with resolutions of the board of directors of the Company or the Pricing Committee, the Underwriting Agreement and the Registration Statement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Kutak Rock LLP